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EXHIBIT 4.3

RESTATED AND AMENDED
ACCESS ANYTIME BANCORP, INC.
1997 STOCK OPTION AND INCENTIVE PLAN

I. PURPOSE

        The purpose of the ACCESS ANYTIME BANCORP, INC. 1997 STOCK OPTION AND INCENTIVE PLAN (the "Plan") is to provide a means through which Access Anytime Bancorp, Inc., a Delaware corporation (the "Company"), and its subsidiaries, may attract and retain the best available personnel as officers, directors and employees of the Company and its subsidiaries and to provide a means whereby those individuals upon whom the responsibilities of the successful administration and management of the Company and its subsidiaries rest, and whose present and potential contributions to the welfare of the Company and its subsidiaries are of importance, can acquire and maintain stock ownership, thereby strengthening their concern for the welfare of the Company and its subsidiaries and their desire to remain in the Company's and its subsidiaries' employ. A further purpose of the Plan is to provide such individuals with additional incentive and reward opportunities designed to enhance the profitable growth of the Company. Accordingly, the Plan provides for granting Incentive Stock Options, options which do not constitute Incentive Stock Options, Stock Appreciation Rights, or any combination of the foregoing, as is best suited to the circumstances of the particular individual as provided herein.

II. DEFINITIONS

        The following definitions shall be applicable throughout the Plan unless specifically modified by any paragraph:

        (a)    "Affiliates" means any "parent corporation" of the Company and any "subsidiary" of the Company within the meaning of Code Sections 424(e) and (f) respectively.

        (b)    "Award" means, individually or collectively, any Option or Stock Appreciation Right.

        (c)    "Board" means the Board of Directors of the Company.

        (d)    "Change of Control" means the occurrence of any of the following events: (i) the Company shall not be the surviving entity in any merger, consolidation or other reorganization (or survives only as a subsidiary of an entity other than a previously wholly-owned subsidiary of the Company), (ii) the Company sells, leases or exchanges all or substantially all of its assets to any other person or entity (other than a wholly-owned subsidiary of the Company), (iii) the Company is to be dissolved and liquidated, (iv) any person or entity, including a "group" as contemplated by Section 13(d)(3) of the 1934 Act, acquires or gains ownership or control (including, without limitation, power to vote) of more than 50% of the outstanding shares of the Company's voting stock (based upon voting power), or (v) as a result of or in connection with a contested election of directors, the persons who were directors of the Company before such election shall cease to constitute a majority of the Board.

        (e)    "Change of Control Value" shall mean (i) the per share price offered to stockholders of the Company in any such merger, consolidation, reorganization, sale of assets or dissolution transaction, (ii) the price per share offered to stockholders of the Company in any tender offer or exchange offer whereby a Change of Control takes place, or (iii) if such Change of Control occurs other than pursuant to a tender or exchange offer, the Fair Market Value per share of the shares into which Awards are exercisable, as determined by the Committee, whichever is applicable. In the event that the consideration offered to stockholders of the Company consists of anything other than cash, the Committee shall determine the fair cash equivalent of the portion of the consideration offered which is other than cash.

        (f)    "Code" means the Internal Revenue Code of 1986, as amended. Reference in the Plan to any section of the Code shall be deemed to include any amendments or successor provisions to any section and any regulations under such section.

        (g)    "Committee" means the Stock Committee of the Board. If the Company is governed by Section 16 of the 1934 Act, no director shall serve as a member of the Committee unless he or she is a "Non-Employee Director" within the meaning of Rule 16b-3 promulgated by the Securities and Exchange Commission (the "Commission") under the 1934 Act.

        (h)    "Company" means Access Anytime Bancorp, Inc..

        (i)    "Director" means an individual elected to the Board by the stockholders of the Company or by the Board under applicable corporate law who is serving on the Board on the date the Plan is adopted by the Board or is elected to the Board after such date.

        (j)    An "employee" means any person (including an officer or a Director) employed on a full-time basis by the Employer.

        (k)    "Employer" means the Company, an Affiliate or any Subsidiary.

        (1)    "Fair Market Value" means, as of any specified date, the mean of the high and low sales prices of the Stock (i) reported by any interdealer quotation system on which the Stock is quoted on that date or (ii) if the Stock is listed on a national stock exchange, reported on the stock exchange composite tape on that date; or, in either case, if no prices are reported on that date, on the last preceding date on which such prices of the Stock are so reported. If the Stock is traded over the counter at the time a determination of its fair market value is required to be made hereunder, its fair market value shall be deemed to be equal to the average between the reported high and low or closing bid and asked prices of Stock on the most recent date on which Stock was publicly traded. In the event Stock is not publicly traded at the time a determination of its value is required to be made hereunder, the determination of its fair market value shall be made by the Committee in such manner as it deems appropriate.

        (m)    "Holder" means an employee who has been granted an Award.

        (n)    "Incentive Stock Option" means an incentive stock option within the meaning of section 422(b) of the Code.

        (o)    "1934 Act" means the Securities Exchange Act of 1934, as amended.

        (p)    "Nonqualified Stock Option" means an option granted under Paragraph VII of the Plan to purchase Stock which does not constitute an Incentive Stock Option,

        (q)    "Option" means an Award granted under Paragraph VII of the Plan and includes both Incentive Stock Options to purchase Stock and Nonqualified Stock Options to purchase Stock.

        (r)    "Option Agreement" means a written agreement between the Company and a Holder with respect to an Option.

        (s)    "Plan" means the Access Anytime Bancorp, Inc. 1997 Stock Option and Incentive Plan, as amended from time to time.

        (t)    "Rule 16b-3" means SEC Rule 16b-3 promulgated under the 1934 Act, as such may be amended from time to time, and any successor rule, regulation or statute fulfilling the same or a similar function.

        (u)    "Spread" means, in the case of a Stock Appreciation Right, an amount equal to the excess, if any, of the Fair Market Value of a share of Stock on the date such right is exercised over the exercise price of such Stock Appreciation Right; provided, however, the Committee may establish, in its sole discretion, in any Stock Appreciation Rights Agreement, the maximum amount of Spread attributable to a Stock Appreciation Right.

        (v)    "Stock" means the common stock, $0.01 par value, of the Company.

        (w)    "Stock Appreciation Right" means an Award granted under Paragraph VIII of the Plan.

        (x)    "Stock Appreciation Rights Agreement" means a written agreement between the Company and a Holder with respect to an Award of Stock Appreciation Rights.

        (y)    "Subsidiary" means any corporation or entity of which more than 50% of the outstanding securities or ownership interests having ordinary voting power to elect a majority of the members of the Board of Directors, or persons in similar capacity of such corporation or entity, is, directly or indirectly owned by the Company.

III. EFFECTIVE DATE AND DURATION OF THE PLAN

        The Plan shall be effective upon the date of its adoption by the Board, provided that the Plan is approved by the stockholders of the Company within twelve months thereafter. No further Awards may be granted under the Plan after the expiration of ten years from the date of its adoption by the Board. The Plan shall remain in effect until all Awards granted under the Plan have been satisfied or expired. The amendment to the Plan increasing the authorized shares by 100,000 shares shall be effective upon approval by the stockholders of the Company.

IV. ADMINISTRATION

        (a)    Committee. The Plan shall be administered by the Committee.

        (b)    Powers. Subject to the provisions of the Plan, the Committee shall have sole authority, in its discretion, to determine which employees shall receive an Award, the time or times when such Award shall be made, whether an Incentive Stock Option, Nonqualified Option or Stock Appreciation Right shall be granted, and the number of shares of Stock which may be issued under each Option or Stock Appreciation Right. In making such determinations, the Committee may take into account the nature of the services rendered by the respective employees, their present and potential contributions to the Employer's success and such other factors as the Committee in its discretion shall deem relevant.

        (c)    Additional Powers. The Committee shall have such additional powers as are delegated to it by the other provisions of the Plan. Subject to the express provisions of the Plan, the Committee is authorized to construe the Plan and the respective agreements executed thereunder, to prescribe such rules and regulations relating to the Plan as it may deem advisable to carry out the Plan, and to determine the terms, restrictions and provisions of each Award, including such terms, restrictions and provisions as shall be requisite in the judgment of the Committee to cause designated Options to qualify as Incentive Stock Options, and to make all other determinations necessary or advisable for administering the Plan. The Committee may correct any defect or supply any omission or reconcile any inconsistency in any agreement relating to an Award in the manner and to the extent it shall deem expedient to carry it into effect. The determinations of the Committee on the matters referred to in this Article IV shall be conclusive.

        (d)    Expenses. All expenses and liabilities incurred by the Committee in the administration of this Plan shall be borne by the Company. The Committee may employ attorneys, consultants, accountants or other persons to assist the Committee in the carrying out of its duties hereunder.

V. STOCK SUBJECT TO THE PLAN

        (a)    Stock Grant and Award Limits. The Committee may from time to time grant Awards to one or more employees determined by it to be eligible for participation in the Plan in accordance with the provisions of Paragraph VI. Subject to Paragraph IX, the aggregate number of shares of Stock that may be issued under the Plan shall not exceed 283,600 shares (reflecting the effect of the 2% stock dividend of October 31, 1997, and an additional 100,000 shares pursuant to amendment to the Plan). Shares of Stock shall be deemed to have been issued under the Plan only to the extent actually issued and delivered pursuant to an Award. To the extent that an Award lapses or the rights of its Holder terminate or the Award is to only be paid in cash or is paid in cash, any shares of Stock subject to such

Award shall again be available for the grant of an Award. To the extent that an Award lapses or the rights of its Holder terminate, any shares of Stock subject to such Award shall again be available for the grant of an Award. Separate stock certificates shall be issued by the Company for those shares acquired pursuant to the exercise of an Incentive Stock Option and for those shares acquired pursuant to the exercise of a Nonqualified Stock Option.

        (b)    Stock Offered. The stock to be offered pursuant to the grant of an Award may be authorized but unissued Stock or Stock previously issued and outstanding and reacquired by the Company.

VI. ELIGIBILITY

        Awards may be granted only to persons who, at the time of grant, are officers, directors or other key employees. An Award may be granted on more than one occasion to the same person, and, subject to the limitations set forth in the Plan, such Award may include an Incentive Stock Option or a Nonqualified Stock Option, a Stock Appreciation Right or any combination thereof.

VII. STOCK OPTIONS

        (a)    Option Period. The term of each Option shall be as specified by the Committee at the date of grant.

        (b)    Limitations on Exercise of Option. An Option shall be exercisable in whole or in such installments and at such times as determined by the Committee. No Incentive Stock Option granted pursuant to this Plan shall be exercised by any Holder while there is outstanding any other Incentive Stock Option which was granted prior to the date of grant of such Incentive Stock Option to such Holder, whether pursuant to this Plan or any other plan of the Company. In the event that any additional Incentive Stock Option is granted at a later date pursuant to the Plan to any Holder, the instrument evidencing any such additional Incentive Stock Option shall include the following provisions:

        "This incentive stock option is not exercisable while there is outstanding any incentive stock option which was granted prior to the date of the grant hereof to the holder of this incentive stock option to purchase shares of common stock of Access Anytime BanCorp, Inc. or any of its subsidiaries."

        (c)    Special Limitations on Incentive Stock Options. No Incentive Stock Option may be granted to any Director who is not an employee. To the extent that the aggregate Fair Market Value (determined at the time the respective Incentive Stock Option is granted) of Stock with respect to which Incentive Stock Options are exercisable for the first time by an individual during any calendar year under all incentive stock option plans of the Company and its Affiliates exceeds $100,000, such Incentive Stock Options shall be treated as Nonqualified Stock Options as determined by the Committee. The Committee shall determine, in accordance with applicable provisions of the Code, Treasury Regulations and other administrative pronouncements, which of an optionee's Incentive Stock Options will not constitute Incentive Stock Options because of such limitation and shall notify the optionee of such determination as soon as practicable after such determination. No Incentive Stock Option shall be granted to an individual if, at the time the Option is granted, such individual owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of its parent or subsidiary corporation, within the meaning of section 422(b)(6) of the Code, unless (i) at the time such Option is granted the option price is at least 110% of the Fair Market Value of the Stock subject to the Option and (ii) such Option by its terms is not exercisable after the expiration of five years from the date of grant.

        (d)    Option Agreement. Each Option shall be evidenced by an Option Agreement in such form and containing such provisions not inconsistent with the provisions of the Plan as the Committee from time to time shall approve, including, without limitation, provisions to qualify an Incentive Stock Option under section 422 of the Code. An Option Agreement may provide for the payment of the option price, in whole or in part, in cash or by the delivery of a number of shares of Stock (plus cash if necessary) having a Fair Market Value equal to such option price. Each Option shall specify the effect of termination of employment (by retirement, disability, death or otherwise) on the exercisability of the

Option. Moreover, subject to the restrictions imposed by the Sarbanes-Oxley Act of 2002, an Option Agreement may provide for a "cashless exercise" of the Option. Such Option Agreement may also include, without limitation, provisions relating to (1) vesting of Options, subject to the provisions hereof accelerating such vesting on a Change of Control, (ii) tax matters (including provisions (y) permitting the delivery of additional shares of Stock or the withholding of shares of Stock from those acquired upon exercise to satisfy federal or state income tax withholding requirements and (z) dealing with any other applicable employee wage withholding requirements), and (iii) any other matters not inconsistent with the terms and provisions of this Plan that the Committee shall in its sole discretion determine. The terms and conditions of the respective Option Agreements need not be identical.

        (e)    Option Price and Payment. The price at which a share of Stock may be purchased upon exercise of an Option shall be determined by the Committee, but (i) such purchase price shall not be less than the Fair Market Value of Stock subject to an Incentive Stock Option on the date the Incentive Stock Option is granted and (ii) such purchase price shall be subject to adjustment as provided in Paragraph IX. The Option or portion thereof may be exercised by delivery of an irrevocable notice of exercise to the Company. The purchase price of the Option or portion thereof shall be paid in fill in the manner prescribed by the Committee.

        (f)    Stockholder Rights and Privileges. The Holder shall be entitled to all the privileges and rights of a stockholder only with respect to such shares of Stock as have been purchased under the Option and for which certificates of stock have been registered in the Holder's name.

        (g)    Options and Rights in Substitution for Stock Options Granted by Other Corporations. Options and Stock Appreciation Rights may be granted under the Plan from time to time in substitution for stock options held by individuals employed by corporations who become employees as a result of a merger or consolidation of the employing corporation with the Company, an Affiliate, or any Subsidiary, or the acquisition by the Company, an Affiliate or a Subsidiary of the assets of the employing corporation, or the acquisition by the Company, an Affiliate or a Subsidiary of stock of the employing corporation with the result that such employing corporation becomes a Subsidiary.

        (h)    Effect of Termination of Employment, Disability or Death.

          1.    Termination of Employment.    In the event that a Holder's employment by the Company shall terminate for any reason, other than disability or death, all of any such Holder's Incentive Stock Options, and all of any such Holder's rights to purchase or receive shares of Stock pursuant thereto, as the case may be, shall automatically terminate on the date of such termination of employment. However, no termination of a Holder's Incentive Stock Options shall occur if, and to the extent that, the Committee authorizes the Holder to exercise any such Incentive Stock Options at any time prior to the earlier of (i) the respective expiration dates of any such Incentive Stock Options, or (ii) the expiration of not more than three (3) months after the date of such termination of employment, but only if, and to the extent that, the Holder was entitled to exercise any such Incentive Stock Options at the date of such termination of employment. In the event that an Affiliate or Subsidiary ceases to be an Affiliate or Subsidiary, the employment of all of its employees who are not immediately thereafter employees of the Company shall be deemed to terminate upon the date such Affiliate or Subsidiary ceases to be an Affiliate or Subsidiary.

        2.    Disability.    In the event of the determination of disability of a Holder while the Holder is employed by the Company, the Incentive Stock Options previously granted to him may be exercised (to the extent he or she would have been entitled to do so at the date of the determination of disability) at any time and from time to time, within a one year period after the date of such determination of disability, by the former employee, but in no event may the Incentive Stock Option be exercised after its expiration under the terms of the Option Agreement. An Optionee shall be deemed to be disabled if, in the opinion of a physician selected by the Committee, he or she is incapable of performing services for the Company of the kind he or she was performing at the time the disability occurred by reason of any medically determinable physical or mental impairment which can be expected to result in death or to be of long, continued and indefinite duration. The date of determination of disability for purposes hereof shall be the date of such determination by such physician.

          3.    Death.    In the event of the death of Holder while the Holder is employed by the Company, the Incentive Stock Options previously granted to him may be exercised (to the extent the Holder would have been entitled to do so at the date of death) at any time and from time to time, within a six (6) month period after the date of death (or such later period not exceeding one (1) year to which the Committee may, in its discretion, extend such period), by the guardian of his estate, the executor or administrator of his estate or by the person or persons to whom his rights under the option shall pass by will or the laws of descent and distribution, but in no event may the Incentive Stock Option be exercised after its expiration under the terms of the Option Agreement.

          4.    Nonqualified Stock Options.    The terms and conditions of Nonqualified Stock Options relating to the effect of the termination of a Holder's employment or service on the Board, death or disability shall be such terms and conditions as the Committee shall, in its sole discretion, determine at the time of grant or at the time of such termination, disability or death.

        (i)    Other Restrictions on Exercise. The Committee may impose additional conditions upon the right of any Holder to exercise any Option granted hereunder which are not inconsistent with the terms of the Plan or, with respect to Incentive Stock Options, are not inconsistent with the requirements under Code Section 422.

VIII. STOCK APPRECIATION RIGHTS

        (a)    Stock Appreciation Rights. A Stock Appreciation Right is the right to receive an amount equal to the Spread with respect to a share of Stock upon the exercise of such Stock Appreciation Right. Stock Appreciation Rights may be granted in connection with the grant of an Option, in which case the Option Agreement will provide that exercise of Stock Appreciation Rights will result in the surrender of the right to purchase the shares under the Option as to which the Stock Appreciation Rights were exercised. Alternatively, Stock Appreciation Rights may be granted independently of Options in which case each Award of Stock Appreciation Rights shall be evidenced by a Stock Appreciation Rights Agreement which shall contain such terms and conditions as may be approved by the Committee. The Spread with respect to a Stock Appreciation Right may be payable either in cash, shares of Stock with a Fair Market Value equal to the Spread or in a combination of cash and shares of Stock. With respect to Stock Appreciation Rights that are subject to Section 16 of the 1934 Act, however, the Committee shall, except as provided in Paragraph IX.(c), retain sole discretion (i) to determine the form in which payment of the Stock Appreciation Right will be made (i.e., cash, securities or any combination thereof) or (ii) to approve an election by a Holder to receive cash in full or partial settlement of Stock Appreciation Rights. Each Stock Appreciation Rights Agreement shall specify the effect of termination of employment (by retirement, disability, death or otherwise) on the exercisability of the Stock Appreciation Rights.

        (b)    Other Terms and Conditions. At the time of such Award, the Committee may, in its sole discretion, prescribe additional terms, conditions or restrictions relating to Stock Appreciation Rights. Such additional terms, conditions or restrictions shall be set forth in the Stock Appreciation Rights Agreement made in conjunction with the Award. Such Stock Appreciation Rights Agreements may also include, without limitation, provisions relating to (i) vesting of Awards, subject to the provisions hereof accelerating vesting on a Change of Control, (ii) tax matters (including provisions covering applicable wage withholding requirements), and (iii) any other matters not inconsistent with the terms and provisions of this Plan, that the Committee shall in its sole discretion determine. The terms and conditions of the respective Stock Appreciation Rights Agreements need not be identical.

        (c)    Exercise Price. The exercise price of each Stock Appreciation Right shall be determined by the Committee, but such exercise price shall be subject to adjustment as provided in Paragraph IX.

        (d)    Exercise Period. The term of each Stock Appreciation Right shall be as specified by the Committee at the date of grant.

        (e)    Limitations on Exercise of Stock Appreciation Right. A Stock Appreciation Right shall be exercisable in whole or in such installments and at such times as determined by the Committee.

IX. RECAPITALIZATION OR REORGANIZATION

        (a)    The shares with respect to which Awards may be granted are shares of Stock as presently constituted, but if, and whenever, prior to the expiration of an Award theretofore granted, the Company shall effect a subdivision or consolidation by the Company, the number of shares of Stock with respect to which such Award may thereafter be exercised or satisfied, as applicable, (i) in the event of an increase in the number of outstanding shares shall be proportionately increased, and the purchase price per share shall be proportionately reduced, and (ii) in the event of a reduction in the number of outstanding shares shall be proportionately reduced, and the purchase price per share shall be proportionately increased.

        (b)    If the Company recapitalizes or otherwise changes its capital structure, thereafter upon any exercise or satisfaction, as applicable, of an Award theretofore granted the Holder shall be entitled to (or entitled to purchase, if applicable) under such Award, in lieu of the number of shares of Stock then covered by such Award, the number and class of shares of stock and securities to which the Holder would have been entitled pursuant to the terms of the recapitalization if, immediately prior to such recapitalization, the Holder had been the holder of record of the number of shares of Stock then covered by such Award.

        (c)    In the event of a Change of Control, all outstanding Awards shall immediately vest and become exercisable or satisfiable, as applicable. The Committee, in its discretion, may determine that upon the occurrence of a Change of Control, each Award other than an Option outstanding hereunder shall terminate within a specified number of days after notice to the Holder, and such Holder shall receive, with respect to each share of Stock subject to such Award, cash in an amount equal to the excess, if any, of the Change of Control Value over any exercise price or purchase price paid, if applicable. Further, in the event of a Change of Control, the Committee, in its discretion, shall act to effect one or more of the following alternatives with respect to outstanding Options, which may vary among individual Holders and which may vary among Options held by any individual Holder: (1) determine a limited period of time on or before a specified date (before or after such Change of Control) after which specified date all unexercised Options and all rights of Holders thereunder shall terminate, (2) require the mandatory surrender to the Company by selected Holders of some or all of the outstanding Options held by such Holders (irrespective of whether such Options are then exercisable under the provisions of the Plan) as of a date, before or after such Change of Control, specified by the Committee, in which event the Committee shall thereupon cancel such Options and the Company shall pay to each Holder an amount of cash per share equal to the excess, if any, of the Change of Control Value of the shares subject to such Option over the exercise price(s) under such Options for such shares, (3) make such adjustments to Options then outstanding as the Committee deems appropriate to reflect such Change of Control (provided, however, that the Committee may determine in its sole discretion that no adjustment is necessary to Options then outstanding), or (4) provide that thereafter upon any exercise of an Option theretofore granted the Holder shall be entitled to purchase under such Option, in lieu of the number of shares of Stock then covered by such Option, the number and class of shares of stock or other securities or property (including, without limitation, cash) to which the Holder would have been entitled pursuant to the terms of the agreement of merger, consolidation or sale of assets and dissolution if, immediately prior to such merger, consolidation or sale of assets and dissolution the Holder has been the holder of record of the number of shares of Stock then covered by such Option. The provisions contained in this paragraph shall not terminate any rights of the Holder to further payments pursuant to any other agreement with the Company following a Change of Control.

        (d)    In the event of changes in the outstanding Stock by reason of recapitalization, reorganizations, mergers, consolidations, combinations, exchanges or other relevant changes in capitalization occurring after the date of the grant of any Award and not otherwise provided for by this Paragraph IX, any outstanding Awards and any agreements evidencing such Awards shall be subject to adjustment by the Committee at its discretion as to the number and price of shares of Stock or other consideration subject to such Awards. In the event of any such change in the outstanding Stock, the aggregate number of shares available under the Plan may be appropriately adjusted by the Committee, whose determination shall be conclusive.

        (e)    The existence of the Plan and the Awards granted hereunder shall not affect in any way the right or power of the Board or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company's capital structure or its business, any merger or consolidation of the Company, any issue of debt or equity securities ahead of or affecting Stock or the rights thereof, the dissolution or liquidation of the Company or any sale, lease, exchange or other disposition of all or any part of its assets or business or any other corporate act or proceeding.

        (f)    Any adjustment provided for in Subparagraphs (a), (b), (c) or (d) above shall be subject to any required stockholder action.

        (g)    Except as hereinbefore expressly provided, the issuance by the Company of shares of stock of any class or securities convertible into shares of stock of any class, for cash, property, labor or services, upon direct sale, upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares of obligations of the Company convertible into such shares or other securities, and in any case whether or not for fair value, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Stock subject to Awards theretofore granted or the purchase price per share, if applicable.

X. AMENDMENT AND TERMINATION OF THE PLAN

        The Board in its discretion may terminate the Plan at any time with respect to any shares for which Awards have not theretofore been granted. The Board shall have the right to alter or amend the Plan or any part thereof from time to time; provided that no change in any Award theretofore granted may be made which would impair the rights of the Holder without the consent of the Holder (unless such change is required in order to cause the benefits under the Plan to qualify as performance-based compensation within the meaning of section 162(m) of the Code and applicable interpretive authority thereunder), and provided, further, that the Board may not, without approval of the stockholders, amend the Plan:

        (a)    to increase the maximum number of shares which may be issued on exercise or surrender of an Award, except as provided in Paragraph IX;

        (b)    to change the class of employees eligible to receive Awards or materially increase the benefits accruing to employees under the Plan;

        (c)    to extend the maximum period during which Awards may be granted under the Plan;

        (d)    to modify materially the requirements as to eligibility for participation in the Plan; or

        (e)    to decrease any authority granted to the Committee hereunder in contravention of Rule 16b-3.

XI. MISCELLANEOUS

        (a)    No Right to An Award. Neither the adoption of the Plan by the Company nor any action of the Board or the Committee shall be deemed to give an employee any right to be granted an Option, a right to a Stock Appreciation Right, or any of the rights hereunder except as may be evidenced by an Award or by an Option Agreement or Stock Appreciation Rights Agreement on behalf of the Company, and then only to the extent and on the terms and conditions expressly set forth therein. The Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of funds or assets to assure the payment of any Award.

        (b)    Employees' Rights Unsecured. The right of an employee to receive Stock, cash or any other payment under this Plan shall be an unsecured claim against the general assets of the Company. The Company may, but shall not be obligated to, acquire shares of Stock from time to time in anticipation of its obligations under this Plan, but a Participant shall have no right in or against any shares of Stock so acquired. All Stock shall constitute the general assets of the Company and may be disposed of by the Company at such time and for such purposes as it deems appropriate.

        (c)    No Employment Rights Conferred. Nothing contained in the Plan shall (i) confer upon any employee any right with respect to continuation of employment with any Employer or (ii) interfere in any way with the right of any Employer to terminate an employee's employment at any time.

        (d)    Other Laws: Withholding. The Company shall not be obligated to issue any Stock pursuant to any Award granted under the Plan at any time when the shares covered by such Award have not been registered under the Securities Act of 1933 and such other state and federal laws, rules or regulations as the Company or the Committee deems applicable and, in the opinion of legal counsel for the Company, there is no exemption from the registration requirements of such laws, rules or regulations available for the issuance and sale of such shares. Unless the Awards and Stock covered by this Plan have been registered under the Securities Act of 1993, or the Company has determined that such registration is unnecessary, each Holder exercising an Award under this Plan may be required by the Company to give representation in writing that such Holder is acquiring such shares for his or her own account for investment and not with a view to, or for sale in connection with, the distribution of any part thereof No fractional shares of Stock shall be delivered, nor shall any cash in lieu of fractional shares be paid. The Company shall have the right to deduct in connection with all Awards any taxes required by law to be withheld and to require any payments required to enable it to satisfy its withholding obligations.

        (e)    No Restriction on Corporate Action. Nothing contained in the Plan shall be construed to prevent the Company, an Affiliate or any Subsidiary from taking any corporate action which is deemed by the Company, an Affiliate or any Subsidiary to be appropriate or in its best interest, whether or not such action would have an adverse effect on the Plan or any Award made under the Plan. No employee, beneficiary or other person shall have any claim against the Company, an Affiliate or any Subsidiary as a result of any such action.

        (f)    Restrictions on Transfer. An Award shall not be transferable otherwise than by will or the laws of descent and distribution and shall be exercisable during the Holder's lifetime only by such Holder or the Holder's guardian or legal representative.

        (g)    Beneficiary Designation. Each Holder may name, from time to time, any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in case of his or her death before he or she receives any or all of such benefit. Each designation will revoke all prior designations by the same Holder, shall be in a form prescribed by the Committee, and will be effective only when filed by the Holder in writing with the Committee during his lifetime. In the absence of any such designation, benefits remaining unpaid at the Holder's death shall be paid to his estate.

        (h)    Rule 16b-3. It is intended that the Plan and any grant of an Award made to a person subject to Section 16 of the 1934 Act meet all of the requirements of Rule 16b-3. If any provision of the Plan or any such Award would disqualify the Plan or such Award under, or would otherwise not comply with, Rule 16b-3, such provision or Award shall be construed or deemed amended to conform to Rule 16b-3.

        (i)    Section 162(m). If the Plan is subject to Section 162(m) of the Code, it is intended that the Plan comply fully with and meet all the requirements of Section 162(m) of the Code so that Options and Stock Appreciation Rights granted hereunder shall constitute "performance-based" compensation within the meaning of such section. If any provision of the Plan would disqualify the Plan or would not otherwise permit the Plan to comply with Section 162(m) as so intended, such provision shall be construed or deemed amended to conform to the requirements or provisions of Section 162(m); provided that no such construction or amendment shall have an adverse effect on the economic value to a Holder of any Award previously granted hereunder.

        (j)    Indemnification. Each person who is or shall have been a member of the Committee or of the Board shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him in connection with or resulting from any claim, action, suit, or proceeding to which he may be a party or in which he may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him in settlement thereof, with the Company's approval, or paid by him in satisfaction of any judgment in any such action, suit, or proceeding against him, provided he shall give the Company an opportunity, at its own expense, to handle and defend the same before he undertakes to handle and defend it on his own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company's Articles of Incorporation or Bylaws, as a matter of law, under separate indemnification agreements, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

        (k)Governing Law. This Plan shall be construed in accordance with the laws of the State of Delaware.

        IN WITNESS WHEREOF, and as conclusive evidence of the adoption of the foregoing by the Board, Access Anytime Bancorp, Inc. has caused this document to be duly executed in its name and behalf by its proper officer thereunto duly authorized as of this 25th day of April, 2003.

By: /s/ NORM CORZINE Name: Norm Corzine Title: Chairman/Chief Executive Officer

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RESTATED AND AMENDED ACCESS ANYTIME BANCORP, INC. 1997 STOCK OPTION AND INCENTIVE PLAN
I. PURPOSE
II. DEFINITIONS
III. EFFECTIVE DATE AND DURATION OF THE PLAN
IV. ADMINISTRATION
V. STOCK SUBJECT TO THE PLAN
VI. ELIGIBILITY
VII. STOCK OPTIONS
VIII. STOCK APPRECIATION RIGHTS
IX. RECAPITALIZATION OR REORGANIZATION
X. AMENDMENT AND TERMINATION OF THE PLAN
XI. MISCELLANEOUS